Exhibit (k) Opinion and Consent of Counsel.

[MASSMUTUAL LETTERHEAD APPEARS HERE]

April 27, 2009

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

RE:	Massachusetts Mutual Life Insurance Company and its Massachusetts Mutual Variable Life Separate Account I

Post-Effective Amendment No. 7 to Registration Statement filed on Form N-6, File No. 333-101495

Prospectus Title: VUL GuardSM

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 7 to the above-referenced Registration Statement under the Securities Act of 1933 for Massachusetts Mutual Life Insurance Company’s (“MassMutual”) VUL GuardSM Insurance Policies (the “Policies”). Massachusetts Mutual Variable Life Separate Account I issues the Policies.

As an attorney for MassMutual, I provide legal advice to MassMutual in connection with the operation of its variable products. In such role, I am familiar with this Post-Effective Amendment for the Policies. In so acting, I have made such examination of the law and examined or supervised the examination of such records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, I am of the following opinion:

1.	MassMutual is a valid and subsisting corporation, organized and operated under the laws of the Commonwealth of Massachusetts and is subject to regulation by the Massachusetts Commissioner of Insurance.

2.	Massachusetts Mutual Variable Life Separate Account I is a separate account validly established and maintained by MassMutual in accordance with Massachusetts law.

3.	The Policy, when properly issued, is a legal and binding obligation of MassMutual, enforceable in accordance with its terms.

I hereby consent to the use of this opinion as an exhibit to this Post-Effective Amendment.

Very truly yours,

/s/ John E. Deitelbaum

John E. Deitelbaum

Corporate Vice President, Associate General Counsel

& Assistant Secretary

Massachusetts Mutual Life Insurance Company